Exhibit 10.1

                   FIRST AMENDMENT TO TERM CREDIT AGREEMENT


     This First Amendment is entered into as of this 4th day of September, 2001, by and among COMERICA BANK, a Michigan banking corporation ("Bank"), PANAMCO DE VENEZUELA, S.A., a corporation duly organized and validly existing under the laws of the Bolivarian Republic of Venezuela ("Company"), and PANAMERICAN BEVERAGES, INC., a corporation duly organized and validly existing under the laws of the Republic of Panama ("Guarantor").

                                   Recitals:

     A. On or about May 30, 2001 Bank, Company and Guarantor entered into a certain Term Credit Agreement, (as amended from time to time, the "Credit Agreement") and in connection therewith, Company executed and delivered to Bank a certain Term Note in the principal amount of $15,000,000 dated May 30, 2001 (the "Term Note").

     B. In connection with the Credit Agreement, Guarantor executed a certain Guaranty dated May 30, 2001 in favor of Bank.

     C. The Bank, Company and Guarantor desire to amend the Credit Agreement to reduce the LIBOR Margin applicable to the Term Note, upon the following terms and conditions.

     NOW THEREFORE, for good and valuable consideration, the Bank, Company and Guarantor agree as follows:

1.   DEFINITIONS

     1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Credit Agreement.

2.       AMENDMENT TO CREDIT AGREEMENT

     2.1 The definition of "LIBOR Margin" appearing in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         " "LIBOR Margin" shall mean one and six tenths percent (1.60%)".

3.   REPRESENTATIONS

     Company and Guarantor hereby represent and warrant that:

     3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Company's and Guarantor's powers, have been duly authorized, are not in contravention of law or the terms of Company's or Guarantor's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.


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     3.2  This Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, when issued and delivered under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms.

     3.3 To the knowledge of Company and Guarantor, except as previously disclosed to Bank in writing, no Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a Default under the Term Note, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

     4.1 This Amendment may be executed in as many counterparts as Bank, Company and Guarantor deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and
          (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto.

     4.2 Company, Guarantor and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Credit Agreement and the loan documents related thereto (the "Loan Documents") remain in full force and effect in accordance with their original terms.

     4.3 Company shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

     4.4 Nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

     4.5 Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

     4.6 Company and Guarantor, in every capacity, including, but not limited to, as shareholders, partners, officers, directors, investors and/or creditors of borrower, or any one or more of them, hereby waive, discharge and forever release Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Company or Guarantor may have or may have made which (in any case) could be based on facts or circumstances known to Company or Guarantor as of the date of this amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.


                                      2


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         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.


                                      PANAMCO DE VENEZUELA, S.A.

                                      By:
                                           ---------------------------------
                                      Its:
                                           ---------------------------------


                                      PANAMERICAN BEVERAGES, INC.

                                      By:
                                          ---------------------------------
                                      Its:

                                          ---------------------------------


                                      COMERICA BANK

                                      By:
                                          ---------------------------------
                                            Robert J. Hurley
                                      Its:
                                          ---------------------------------